WPS RESOURCES CORPORATION                                         EXHIBIT D

SALES OF ELECTRIC ENERGY AND GAS

Calendar Year 2000

		Wisconsin Public Service Corporation	Upper Peninsula Power Company	Wisconsin River Power Company
(a)	Electric energy sold (at retail or wholesale)
	Wisconsin (kWh)	11,325,422,353		176,748,000
	Michigan (kWh)	1,081,494,387	910,572,503
	Total (kWh)	12,406,916,740	910,572,503

	Wisconsin (revenues - excludes miscellaneous)	$528,678,803
	Michigan (revenues - excludes miscellaneous)	34,379,600	$64,888,207
	Total (revenues associated with energy sold)	$563,058,403	$64,888,207

	Intercompany
	Wisconsin - Wisconsin River Power to WPSC (kWh)	None	None	* 58,916,000
	Wisconsin - WPSC to Upper Peninsula Power Company (kWh)	755,552,554	None	None
	Michigan - Upper Peninsula Power Company to WPSC (kWh)	None	14,000	None

	Wisconsin - Wisconsin River Power to WPSC (revenues)	None	None	$1,741,107
	Wisconsin - WPSC to Upper Peninsula Power Company (revenues)	$20,639,073	None	None
	Michigan - Upper Peninsula Power Company to WPSC (revenues)	None	$2,685	None

	Other
	Wisconsin (kWh)	10,569,869,799	None	* 117,832,000
	Michigan (kWh)	1,081,494,387	910,558,503
	Total (kWh)	11,651,364,186	910,558,503

	Wisconsin (revenues - excludes miscellaneous)	$508,039,730	None
	Michigan (revenues - excludes miscellaneous)	34,379,600	$64,885,522
	Total (revenues associated with energy sold)	$542,419,330	$64,885,522

	Gas distributed at retail
	Wisconsin (MCF)	** 39,599,523	None	None
	Michigan (MCF)	** 751,723	None	None
	Total (MCF)	40,351,246

	Wisconsin (revenues - excludes miscellaneous)	**$251,216,871	None	None
	Michigan (revenues - excludes miscellaneous)	** 4,105,446	None	None
	Total (revenues - excludes miscellaneous)	$255,322,317

	Intercompany	None	None	None

	Other (transport gas)
	Wisconsin (MCF)	** 28,484,408	None	None
	Michigan (MCF)	** 1,140,800	None	None
	Total (MCF)	29,625,208

	Wisconsin (revenues)	** $7,548,559	None	None
	Michigan (revenues)	** 453,804	None	None
	Total (revenues)	$8,002,363

(b)	Electric energy distributed at retail outside state of organization

	Michigan (kWh)	314,835,833		None
	Michigan (revenues - excludes miscellaneous)	$13,315,875		None

	Gas distributed at retail outside state of organization

	Michigan (MCF)	** 1,892,523		None
	Michigan (revenues - excludes miscellaneous)	** $4,559,250		None

(c)	Electric energy sold at wholesale outside state of organization or at state line

	Michigan (kWh)	766,658,554		None
	Michigan (revenues)	$21,063,725		None
	Wisconsin (kWh)		1,756,000
	Wisconsin (revenues)		$223,101
	Illinois (kWh)		27,000
	Illinois (revenues)		$2,925

	Gas sold at wholesale outside state of organization or at state line

	Michigan (kWh)	None	None	None
	Michigan (revenues)	None	None	None

(d)	Electric energy purchased outside state of organization or at state line #

	KWh	2,386,511,000	883,269,000	None
	Expenses	$56,581,489	$25,671,357	None

	Gas purchased outside state of organization or at state line

	Numerous states (MCF)	40,095,872	None	None
	Numerous states (expenses)	$185,143,317	None	None

* Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" for Wisconsin includes 12,121,800 MCF and $63,978,482 and "Gas distributed at retail" for Michigan includes 149,019 MCF and $787,377 respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of the year) under Wisconsin Public Service Corporation's retail rates. Industrial usage is indeterminable.

# Receipts of 92,957 kWh of interchange energy were offset by deliveries of 10 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation's sales shown above.

Purchases from marketers are not included. It is not known if they are at stateline or outside of state.